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     SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549

     -------------------------------------

     FORM 8-K

     CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the
     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): August 27, 1996

     TCSI Corporation
     (Exact name of registrant as specified in its charter)

         Nevada                 0-19377              68-0140975
(State of incorporation)       (Commission          (IRS Employer
                               File Number)       Identification No.)

2121 Allston Way, Berkeley, California                 94704
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

         On August 27, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

     SIGNATURES

         Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: August 27, 1996

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     INDEX TO EXHIBITS

28.  Press Release, dated August 27, 1996

     TCSI'S SOFTWARE SOLUTIONS WIDELY ADOPTED BY THE CELLULAR INDUSTRY FOR BUILDING OBJECT-BASED OPERATIONS AND MAINTENANCE CENTERS

     LEADING PROVIDER OF TELECOM SOFTWARE SECURES OVER $6 MILLION
     FROM CELLULAR COMMUNICATIONS COMPANIES

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For additional information contact:

     TCSI Corporation
     Investor Inquiries:
     Leigh Salvo - (510) 649-3800
     Press Inquiries:
     Susan Trainer - (510) 837-5503

     TCSI'S SOFTWARE SOLUTIONS WIDELY ADOPTED BY THE CELLULAR INDUSTRY FOR BUILDING OBJECT-BASED OPERATIONS AND MAINTENANCE CENTERS

     LEADING PROVIDER OF TELECOM SOFTWARE SECURES OVER $6 MILLION
     FROM CELLULAR COMMUNICATIONS COMPANIES

BERKELEY, California -- August 27, 1996 -- TCSI Corporation (Nasdaq: TCSI), a global provider of software to the telecom industry, announced today that it has secured more than $6 million with four cellular service suppliers to use its object-oriented application development and run-time software, Object Services Package (OSP), to build enterprise-class communications systems. All of these companies are leveraging the robust capabilities of OSP to build state-of-the-art operations and maintenance centers (OMCs) in their cellular businesses worldwide.

TCSI announced new product licensing and service orders with Motorola Inc., Hughes Network Systems, Korea Mobile Telecom, and interWave Communications. All of these companies selected OSP for its performance, flexibility, and market-proven scalability to create high-performance, yet cost-effective solutions in the cellular arena.

"The object-oriented industry is growing at a phenomenal rate as the technology gains credibility in existing and emerging industries," said Steve McClure, director of object technology at International Data Corporation (IDC), a Framingham Massachusetts-based independent research firm. "Today companies in highly-competitive markets such as telecommunications must consider the strategic benefits derived from object-based software such as OSP."

Over the last two years, IDC has named TCSI as the top vendor in the worldwide object middleware market. TCSI's object middleware product revenues in 1995 gave it a commanding 16.9 percent share of this market, according to the research firm.

"We attribute our global momentum in the multi-billion-dollar cellular industry to the market-proven success and quality of our OSP technology, and our growing reputation for excellence in service," said Ram Banin, executive vice president and general manager, TCSI. "Over the past few months, a number of players in the cellular industry have entrusted the future of their OMCs to the distributed power and reusability of OSP."

About TCSI Corporation's Products

TCSI provides telecom management applications that are built upon the Company's flagship software product, Object
Services Package (OSP). OSP is a highly scalable, industrial-strength distributed object development and runtime environment for large, object-oriented client/server systems. Major communications corporations worldwide use OSP to design, implement, and deploy mission-critical applications for management and operations support systems. The product provides an integrated environment for deploying graphical user interfaces (X11/Motif and Windows), object services (distributed object management and CORBA), and communications gateways (SNMP, CMIP, and proprietary). OSP also provides persistent data storage in relational databases from Informix Software, Inc., Oracle Corporation, and Sybase, Inc.

TCSI Corporation

TCSI Corporation provides object-oriented software products, services, and solutions to the telecom industry worldwide. Service providers and equipment manufacturers deploy TCSI's software to enable a range of customer services, automated processes, and the management of broadband, wireless, and intelligent networks. Based in Northern California, TCSI has offices in North America, Europe, and the Pacific Rim. The Company reported revenues of $55.4 million in 1995 and $40.3 million in the first six months of 1996.


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